UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 23, 2006

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO 63141

(Address of Principal Executive Offices) (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On February 23, 2006, Energizer Holdings, Inc. webcast a speech by its Chief Executive Officer, Ward M. Klein which contained statements that were not historical, particularly statements regarding estimates of U.S. battery category growth, on both a dollar and unit basis, estimates of the Company’s U.S. battery market share and share of the U.S. men’s wet shaving system category, the continuing growth of the performance battery segment, indications that Energizer’s battery price increase will hold, the Company’s continuing momentum in the women’s shaving segment, the impact of competitive activity on the Company’s U.S. men’s shaving category share, future cost reduction opportunities as a result of the Company’s continuous improvement initiatives, expected charges to earnings and annual cost savings associated with its European restructuring project, future repurchases of common stock, the impact of raw material price increases, and growth opportunities in women’s shaving systems and disposable systems, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company cautions listeners not to place undue reliance on any forward-looking statements, which speak only as of the date made. Actual results could differ materially from those projected in the presentation. The Company’s estimates of battery category unit and value growth, retail consumption of its battery products, Energizer and Schick market share, and retailer inventory levels, are based solely on limited data available to the Company and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Changes in consumer preferences, economic downturns in key markets, and increasing migration of battery-powered devices to rechargeable batteries could negatively impact the growth in sales of the premium battery sub-segment. Competitive activity, retailer pressure and consumer resistance could all impact the effectiveness of the Company’s battery price increase. The Company’s momentum in the women’s wet shave category could be negatively affected by competitive product introductions and innovations, competitive pricing, limits on available retail shelf space, and limited consumer acceptance of the Company’s offerings. Consumer loyalty and acceptance of the Company’s products may, on the other hand, offset the negative market share impact of competitive product introductions in the men’s wet shave segment. Further cost reduction opportunities may be limited in value or scope, or may be more than offset by increases in raw material costs or other operational expenses, which may also negate the positive impact of the Company’s battery price increase. With respect to the European restructuring project, the Company is currently engaged in negotiations related to the proposed closing of its Caudebec facility, and the results of those negotiations, as well as unexpected additional restructuring expenses, may lead to higher than anticipated charges to earnings. Similarly, the Company’s estimate of annual cost savings from the reorganization project may be impacted by a number of factors, including unrealizable efficiencies of scale and unforeseen integration difficulties. Decreases in available cash flows, credit limitations, changes in corporate strategy or objectives, potential acquisitions or capital expenditures, or other alternative uses for available cash, and stock market fluctuations, could cause the Company’s management to terminate or freeze its stock repurchase program. In addition, the Company would advise review of the various risks and uncertainties which are detailed in its publicly-filed documents, including its Registration Statement on Form 10, its Annual Report on Form 10-K for the year ended September 30, 2005, its Quarterly Report on Form 10-Q for the period ended December 31, 2005, and its Current Report on Form 8-K dated April 25, 2000.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: February 23, 2006